Exhibit 99.2
For Immediate Release
Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net
Rurban Financial Corp. Declares Quarterly Shareholder Dividend
Defiance, Ohio – July 20, 2006 – Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, declared its quarterly dividend of $0.05 per share payable on August 18, 2006 to all shareholders of record on August 4, 2006.
Kenneth A. Joyce, President and Chief Executive Officer, commented, “We are pleased to announce that the Board of Directors approved a common stock quarterly shareholder dividend at their meeting on July 19, 2006.”
About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 19 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Arkansas, Illinois, Indiana, Ohio, Michigan and Missouri. Rurban’s common stock is quoted on the Nasdaq Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net.
Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.